EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


To Medic Computer Systems, Inc.:

We consent to the incorporation by reference in this registration statement of Medic Computer Systems, Inc. on Form S-3 of our report dated March 21, 1997 on our audit of the consolidated financial statements and financial statement schedule of Medic Computer System, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, appearing in the Annual Report on Form 10-K for the year ending December 31, 1996.

/s/ Coopers & Lybrand L.L.P.

Raleigh, North Carolina
April 4, 1997


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